ServiceMaster Deferred Compensation Plan
                                                   2000 Election Form
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SECTION 1 - EMPLOYEE INFORMATION:
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
Last Name                  First Name                MI                Social Security Number

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Home Address                                                           Birthdate           Month              Day        Year

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City                       State                     Zip               Hire Date           Month              Day        Year

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SECTION 2 - CHOICE TO PARTICIPATE:
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I choose to participate in the ServiceMaster  Deferred Compensation Plan and for
the 2000 plan year, I authorize my employer to deduct these Plan Contributions from my pay (including any bonuses, commissions, and overtime pay I am entitled to receive) on a pre-tax basis based on the percentage marked below.

CONTRIBUTION_____% (whole percentages) ___________________ maximum dollar amount
(optional)  (Note - the amount of contribution  elected is in addition to the 2%
of pay deferred in the 401(k) Plan.)
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SECTION 3 - INVESTMENT  OPTIONS:  Note - Following the  reallocation of existing account balances in early 2000, you will not be able to move, in the future, any
investments  in  ServiceMaster  shares,   whether  related  to  past  or  future
deferrals.
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Current 2000 Investment (must be in 5% increments)                              Reallocation of Existing Investments
                                                                                I  elect  to  have  my  existing   account  balances
                                                                                invested  effective  as  soon  as   administratively
(1)      ServiceMaster  shares  -  Note  - you                                  possible,  as follows (only  indicate if changes are
         will  not  be  able  to reallocate                                     requested):
         investments out of ServiceMaster
         shares in the future.                       ______
(2)      Index Trust 500 Portfolio                   ______                                                       ______
(3)      Intermediate Term Treasury                  ______                                                       ______
(4)      Wellington Fund                             ______                                                       ______
(5)      Fixed Income - Long-Term Corporate          ______                                                       ______
(6)      Small Capitalization Stock Portfolio        ______                                                       ______
                                       TOTAL           100%                                                       ______
                                                                                                                    100%
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SECTION 4 - ELECTION TO RECEIVE FUNDS:
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Except for the elections made below, the amount deferred under the terms of this
Agreement,  including  any  interest  and  earnings,  shall  be  distributed  on
__________  or in  ___________  (number  of)  annual  installments(s)  beginning
__________ (must be 1/1/2004 or later).  Accounts will be valued either 12/31 or
6/30.

To the extent my account is invested in ServiceMaster shares, I understand that I will receive ServiceMaster shares upon distribution. (Note - Any Company matching contributions are subject to vesting and any vested portion will not be distributed until separation of employment.)
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SECTION 5 - TERMINATION:
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In the  event of  termination  (other  than  for  death)  before  the end of any deferral period, I elect to receive my distribution on the following basis:

______________ under the terms of this Agreement as specified above, OR
______________ as soon as administratively possible following termination
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SECTION 6 - DEATH:
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In the  event  of  death,  I  elect  for my  beneficiary(ies)  to  receive  this distribution on the following basis: ______________ under the terms of this Agreement as specified above, OR ______________ as soon as administratively possible following death
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SECTION 7 - CHOICE NOT TO PARTICIPATE:
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________ I choose NOT to participate in the ServiceMaster  Deferred Compensation
Plan at this time.
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I have read and understand this enrollment  form, as well as the other materials describing the ServiceMaster Deferred Compensation Plan and have indicated my choice above.

Employee's Signature _______________________________

Date _________________
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